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Date: August 11, 1999




      EX-11.1

                        COMPUTATION OF EARNINGS PER SHARE



      EXHIBIT 11.1

                               VIANT CORPORATION

                         ARTICLE 6.01 OF REGULATION S-K


                               VIANT CORPORATION
           COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED
                          NET INCOME (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                ------------------------            ------------------------
                                                                JUNE 30,          JULY 2,           JUNE 30,          JULY 2,
                                                                  1998              1999              1998              1999
                                                                -------           -------           -------           -------

Net loss ...................................................    $   (904)         $ (1,839)         $ (1,584)         $ (3,880)
Basic net (loss) per share:

  Weighted average common shares outstanding ...............      13,685            18,276            13,660            17,651

  Shares used in computing per share amount ................      13,685            18,276            13,660            17,651

                                                                ---------------------------------------------------------------
  Basic net (loss) per share ...............................    $  (0.07)         $  (0.10)         $  (0.12)         $  (0.22)
                                                                ---------------------------------------------------------------
                                                                ---------------------------------------------------------------

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